INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Pacific Sunwear of California, Inc.

We consent to the incorporation by reference in this Registration Statement of Pacific Sunwear of California, Inc. on Form S-8 pertaining to the Pacific Sunwear of California, Inc. 1999 Stock Award Plan, of our report dated March 12, 1999, appearing in the Annual Report on Form 10-K for Pacific Sunwear of California, Inc. for the year ended January 31, 1999.



Deloitte & Touche LLP
Costa Mesa, California
September 2, 1999